Exhibit 99.1

EXECUTIVE RETENTION AWARD AGREEMENT

UNDER THE NSTAR 2007 LONG TERM INCENTIVE PLAN

This Executive Retention Award Agreement (this “Agreement”) is entered into as of November 19, 2010, by and between NSTAR, a Massachusetts business trust (“NSTAR”), and Christine M. Carmody, an officer of NSTAR (the “Executive” and, together with NSTAR, the “Parties”) pursuant to the NSTAR 2007 Long Term Incentive Plan (the “Plan”).

WHEREAS NSTAR, Northeast Utilities, a Massachusetts business trust (“NU”), NU Holding Energy 1 LLC, a Massachusetts limited liability company and a direct wholly owned Subsidiary of NU (“Acquisition Sub”), and NU Holding Energy 2 LLC, a Massachusetts limited liability company and a direct wholly owned Subsidiary of NU (“Merger Sub”), have entered into an Agreement and Plan of Merger dated as of October 16, 2010 (the “Merger Agreement”) pursuant to which, among other things, Merger Sub will be merged with and into NSTAR and immediately thereafter NSTAR will be merged with and into Acquisition Sub (such transactions, the “Combination”); and

WHEREAS NSTAR wishes to encourage the Executive to remain in the employ of NU or one of its subsidiaries following the combination and to use her best efforts to promote the performance of NU following the Combination;

NOW, THEREFORE, the Parties are entering into this Agreement evidencing the grant of a retention award to the Executive (the “Retention Award”) on the following terms and conditions:

1.	Effectiveness. This Agreement shall cease to be of any force or effect and no payments shall be due hereunder if the Merger Agreement is terminated before the date on which the consummation of the Combination occurs (the “Closing Date”).

2.	Retention Award of Deferred Common Shares.

a.	The Executive is hereby awarded the right to receive, without payment, (i) an NSTAR Deferred Stock Award for 18,300 common shares that will convert into the right to receive NU common shares pursuant to the Merger Agreement based on the Exchange Ratio (as defined in the Merger Agreement), plus (ii) the applicable number of Dividend Equivalent Shares as defined in the Plan. [1] The sum of the amounts described in the preceding sentence is referred to in this Agreement as the “Retention Payment.”

b.	The timing and payment of benefits, if any, under the Retention Award, are subject to the conditions set forth in Sections 3 and 4 hereof. For the avoidance of doubt, the Retention Award has been granted as a Deferred

[1]

Pursuant to the Merger Agreement the 18,300 NSTAR common shares that are the subject of this award will convert in to 24,010 NU common shares at the effective time of the Combination based on the Exchange ratio of 1:1.312. Thereafter, Dividend Equivalent Shares will be determined based on the dividends payable on NU common shares subject to the Award.

Share Award and associated Dividend Equivalent Award under the Plan, the conversion of NSTAR common shares to Northeast Utilities common shares will be accomplished pursuant to Section 15 of the Plan; provided, that to the extent necessary to effectuate the provisions of this Section 3 and Section 4 below or of any other provision of this Agreement, the Plan shall be deemed amended by the action of the Executive Personnel Committee of the Board of Trustees of NSTAR in approving the Retention Award to have had incorporated therein, as to the Retention Award, the provisions of this Agreement.

3.	Retention Payment.

a.	Provided that the Executive is continuously employed by NU or one of its subsidiaries from the Closing Date until the third anniversary of the Closing Date (the “Retention Payment Date”), the Executive shall be entitled to receive the Retention Payment described in Section 2 hereof as soon as practicable, but in no event later than five business days, following the Retention Payment Date.

b.	If the Executive’s employment with NU and its subsidiaries is terminated prior to the Retention Payment Date by NU or one of its subsidiaries without “cause” (as such term is defined in the Amended and Restated Change in Control Agreement dated August 1, 2008 by and between NSTAR and the Executive (the “CiC Agreement”)), the Executive shall be entitled to receive, as soon as practicable, but in no event later than five business days following the effective date of such termination of employment, that number of NU common shares having a fair market value equal to the positive excess (if any) of the fair market value of the Retention Payment over any cash benefits payable under the CiC Agreement on account of such termination.

The fair market value of the NU common shares referenced in the previous sentence will be determined using the closing price on the New York Stock Exchange on the date of termination of employment or, if such date is not a trading day, on the trading date most recently preceding such date.

c.

In the event of termination of the Executive’s employment with NU or any of its subsidiaries by reason of death or Disability (as defined below) prior to the Retention Payment Date, the Executive (or, in the event of the Executive’s death, his surviving spouse, if any, or if none, his estate) shall be entitled to receive, as soon as practicable, but in no event later than 30 days, following the effective date of the such termination of employment, that number of NU common shares having a fair market value equal to the positive excess (if any) of the fair market value of the Retention Payment over any cash benefits payable under the CiC Agreement on account of such termination. “Disability” means that (i) the Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not fewer than 12 months, or (ii) by reason of such impairment the Executive is receiving income replacement benefits for a period of not fewer than three months under the Company’s Long Term Disability Plan.

d.	All benefits payable under this Agreement shall be subject to the withholding requirements and conditions of Section 6 below.

4.	No Accelerated Vesting or Termination of Retention Award. Notwithstanding anything contained in the Plan to the contrary and for the avoidance of doubt, the shares underlying the Retention Award and the Executive’s rights with respect thereto shall not vest or terminate by reason of the Combination. Instead, the Retention Award shall remain outstanding following the Combination and shall become payable, if at all, in accordance with the terms of Section 3 hereof.

5.	Assignment or Transfer. The Retention Award represents a conditional right to the future delivery of shares. Prior to such delivery, if any, the Executive shall have no rights as a shareholder with respect to such shares. The Retention Award may not be sold, assigned, pledged, hypothecated, encumbered, transferred or disposed in any manner, in whole or in part, except as provided in the Plan.

6.	Tax Withholding. Any payment of or with respect to the Retention Award shall be subject to applicable tax withholding requirements, which shall be satisfied by having NU withhold from the payment that number of NU common shares having a fair market value sufficient to satisfy the minimum required amount of tax withholding due. For the avoidance of doubt, the Executive shall be liable for any taxes in respect of any such payment not satisfied in accordance with the immediately preceding sentence.

7.	No Right of Employment. Nothing in this Agreement shall confer upon the Executive any right with respect to continuance of employment with NSTAR or NU or any of its or their subsidiaries or interfere with the right of the Executive’s employer to terminate the Executive’s employment at any time.

8.	Merger Agreement. Neither the Retention Award nor the obligations of NSTAR and NU with respect thereto shall be deemed in violation of any covenant of either NSTAR or NU under the Merger Agreement.

9.	Severability. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Agreement shall be construed as if such provision had not been included.

10.	Successors. This Agreement shall be binding upon the Parties and NU and upon the heirs, executors, administrators, successors and assigns of the Parties, present and future, and any successor.

11.	Headings. The heading and captions herein are intended for reference only, shall not be considered part of the Agreement, and shall not be employed in the construction of the Agreement.

12.	Governing Law. This Agreement shall be governed and construed according to the internal laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflict of laws of any other jurisdiction which would cause the application of law, other than the Commonwealth of Massachusetts, to be applied.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first set forth above.

NSTAR

/s/ Thomas J. May
Name:	Thomas J. May
Title:	Chairman, President and Chief Executive Officer

EXECUTIVE

/s/ Christine M. Carmody
Name: Christine M. Carmody

Pursuant to and in accordance with the declarations of trust of each of Northeast Utilities and NSTAR, no trustee or shareholder of Northeast Utilities or NSTAR shall be held to any liability whatsoever for the payment of any sum of money or for damages or otherwise under this Agreement, and this Agreement shall not be enforceable against any such trustee or shareholder in their or his or her individual capacities or capacity. Every person, firm, association, trust or corporation having any claim or demand arising under this Agreement and relating to Northeast Utilities, NSTAR, or their shareholders or trustees shall look solely to the trust estate of Northeast Utilities or NSTAR, as applicable, for the payment or satisfaction thereof. This agreement shall be enforceable against the trustees of Northeast Utilities only as such.

The foregoing is hereby acknowledged

and accepted as binding upon Northeast

Utilities in accordance with its terms:

NORTHEAST UTILITIES

/s/ Charles W. Shivery
Name: Charles Shivery
Title: Chairman, President & CEO